Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Lorillard, Inc. (the “Company”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Murray S. Kessler, as Chief Executive Officer of the Company, and David H. Taylor, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Murray S. Kessler
Murray S. Kessler
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date:	February 21, 2012
/s/ David H. Taylor
Name:	David H. Taylor
Title:	Executive Vice President, Finance and
Planning and Chief Financial Officer
(Principal Financial Officer)

Date:	February 21, 2012